Exhibit 10.54

EXECUTION COPY

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.

ASSET PURCHASE AGREEMENT

by and between:

MOMENTA PHARMACEUTICALS, INC.,

a Delaware corporation; and

VIRDANTE PHARMACEUTICALS, INC.,
a Delaware corporation.

Dated as of December 2, 2011

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is entered into as of December 2, 2011, by and between: MOMENTA PHARMACEUTICALS, INC., a Delaware corporation (the “Purchaser”) and VIRDANTE PHARMACEUTICALS, INC., a Delaware corporation (the “Seller”).  Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A.                                    The Seller wishes to sell to the Purchaser and the Purchaser wishes to purchase from the Seller the Transferred Assets (as defined in Section 1.1), representing substantially all of the assets of the Seller, for the consideration, on the terms, and subject to the conditions, set forth in this Agreement.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

1.                                      SALE OF TRANSFERRED ASSETS; RELATED TRANSACTIONS.

1.1                               Sale of Transferred Assets.  At the Closing (as defined in Section 1.7), the Seller shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase and acquire from the Seller, all of the Transferred Assets, free of any Encumbrances, on the terms and subject to the conditions set forth in this Agreement.  For purposes of this Agreement, “Transferred Assets” shall mean the following assets and properties of the Seller existing as of the Closing (but excluding the Excluded Assets (as defined below)):

(a)                                 Intellectual Property and Intellectual Property Rights: All of the Intellectual Property and Intellectual Property Rights that are owned or controlled by the Seller and that are or were used in, necessary for the conduct of, or related to, the Business, including the Intellectual Property and Intellectual Property Rights identified on Schedule 1.1(a), together with the goodwill associated with the Transferred Assets (the Intellectual Property, Intellectual Property Rights and goodwill referred to in this Section 1.1(a) collectively being referred to in this Agreement as the “Transferred IP”);

(b)                                 Tangible Assets: All tangible assets set forth on Schedule 1.1(b);

(c)                                  Contracts:  All rights of the Seller under the Seller Contracts set forth on Schedule 1.1(c) (the Seller Contracts referred to in this Section 1.1(c) being referred to as the “Transferred Contracts”);

(d)                                 Claims:  All Claims (including Claims for past infringement of Transferred Assets and Claims for insurance benefits, rights and proceeds) of the Seller against other Persons relating to the Transferred Assets (regardless of whether or not such Claims have been asserted by the Seller), and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by the Seller (regardless of whether such rights are currently exercisable) relating to the Transferred Assets; and

(e)                                  Records, Etc.:  All of Seller’s records set forth on Schedule 1.1(e) (such documents referred to in this Section 1.1(e) being referred to as the “Transferred Records”).

1.2                               Excluded Assets.  Notwithstanding anything to the contrary contained in this Agreement, the parties agree that the Seller is not selling, assigning, transferring, conveying or delivering to the

Purchaser, and the Transferred Assets shall not include, any of the Excluded Assets, and such Excluded Assets shall remain the property of the Seller after the Closing.

1.3                               Purchase Price.  As consideration for the sale, assignment, transfer, conveyance and delivery of the Transferred Assets to the Purchaser:

(a)                                 on the date hereof (the “Closing Date”), the Purchaser shall pay, or cause to be paid, to the Seller, in cash, a total of $4,500,000, by wire transfer of immediately available funds to an account number provided to the Purchaser by the Seller; and

(b)                                 subject to any right of setoff that any Purchaser Indemnitee may be entitled to exercise (pursuant to Section 4.2(d) or otherwise), the Purchaser shall pay, or cause to be paid, to the Seller the amounts on the dates set forth below (collectively, the “Milestone Payments”) if and solely to the extent the Milestones are achieved in accordance with the terms and conditions of Exhibit F hereto:

(i)                                    on the Milestone Payment Date (as defined on Exhibit F hereto) for Milestone #1A as set forth on Exhibit F hereto, the Purchaser will pay to the Seller an amount equal to $[**];

(ii)                                on the Milestone Payment Date for Milestone #1B as set forth on Exhibit F hereto, the Purchaser will pay to the Seller an amount equal to $[**];

(iii)                            on the Milestone Payment Date for Milestone #1C as set forth on Exhibit F hereto, the Purchaser will pay to the Seller an amount equal to $[**];

(iv)                             on the Milestone Payment Date for Milestone #2A as set forth on Exhibit F hereto, the Purchaser will pay to the Seller an amount equal to $[**];

(v)                                 on the Milestone Payment Date for Milestone #2B as set forth on Exhibit F hereto, the Purchaser will pay to the Seller an amount equal to $[**];

(vi)                             on the Milestone Payment Date for Milestone #2C as set forth on Exhibit F hereto, the Purchaser will pay to the Seller an amount equal to $[**];

(vii)                         on the Milestone Payment Date for Milestone #3A as set forth on Exhibit F hereto, the Purchaser will pay to the Seller an amount equal to $[**];

(viii)                     on the Milestone Payment Date for Milestone #3B as set forth on Exhibit F hereto, the Purchaser will pay to the Seller an amount equal to $[**]; and

(ix)                             on the Milestone Payment Date for Milestone #3C as set forth on Exhibit F hereto, the Purchaser will pay to the Seller an amount equal to $[**].

1.4                               Assumption of Certain Liabilities.

(a)                                 Subject to Section 1.4(b), the Purchaser shall not assume any Liabilities of the Seller (whether or not related to the Transferred Assets or the Business), including without limitation: (i) any Liabilities of the Seller relating to the Excluded Assets; (ii) any Tax Liabilities of the Seller, except to the extent allocated to the Purchaser under Sections 1.5 and 5.4(b); (iii) any Liabilities of the Seller relating to accounts payable or other indebtedness; (iv) any wages or salaries or other Liabilities relating to employment (or termination of employment) of any employees of the Seller (including accrued vacation); (v) any Liabilities under any Seller Contracts (other than Liabilities relating to Transferred Contracts that arise after the Closing Date); or (vi) any other Liabilities of the Seller.

(b)                                 Notwithstanding Section 1.4(a) or any other provision of this Agreement to the contrary, from and after the Closing, the Purchaser shall assume, discharge and perform as and when due all of the obligations of the Seller under the Transferred Contracts, including assuming liability for any claims based on or relating to the transfer of the Product Materials acquired from [**] by the Seller to the Purchaser pursuant to this Agreement, but in any case only to the extent that such obligations: (i) arise after the Closing Date and (ii) do not arise from or relate to any breach by the Seller of any provision of any of such Transferred Contracts; and (iii) do not arise from or relate to any event, circumstance or condition occurring or existing on or prior to the Closing Date that, with notice or lapse of time, would constitute or result in a breach of any of such Transferred Contracts (the “Assumed Liabilities”). Notwithstanding the terms of that certain Consent Letter by and among the Purchaser, the Seller and The Rockefeller University, dated November 30, 2011 (the “Consent Letter”), for purposes of clarity, the Seller acknowledges and agrees that the Purchaser is only assuming the obligations of the Seller under the Rockefeller License Agreement and the Ancillary Agreements (as defined in the Consent Letter) subject to the limitations set forth in the prior sentence and, if any conflict exists between the Consent Letter and this Agreement, this Agreement shall control as between Seller and Purchaser.

1.5                               Transaction Taxes.  The Purchaser and the Seller shall each be liable for one-half (1/2) of any sales Taxes, use Taxes, transfer Taxes or similar Taxes, charges or fees (“Transaction Taxes”) that may become payable by the party under applicable Law in connection with the conveyance and transfer of the Transferred Assets to the Purchaser or in connection with any of the other Transactions.  The Purchaser and the Seller shall each use reasonable efforts to avail themselves of any available exemptions from any such Transaction Taxes and to cooperate with each other in providing any information and documentation that may be reasonably necessary to obtain such exemptions.

1.6                               Allocation.  The Purchase Price Allocation set forth on Schedule 1.6 (the “Allocation Schedule”) shall be used by the Seller and the Purchaser for all purposes, including preparation and filing of Internal Revenue Service Form 8594, and no party hereto shall take or assert any position inconsistent therewith.

1.7                               Closing.

(a)                                 The closing of the sale of the Transferred Assets to the Purchaser and the other Transactions contemplated by this Agreement (the “Closing”) shall take place immediately following the execution and delivery of this Agreement.

(b)                                 At the Closing, the Seller shall cause to be delivered to the Purchaser:

(i)                                    a Bill of Sale and Assignment Agreement, in substantially the form of Exhibit B, duly executed by the Seller;

(ii)                                evidence satisfactory to the Purchaser of the requisite approval by the Seller, the board of directors and stockholders of the Seller of the sale of the Transferred Assets to the Purchaser and the other Transactions;

(iii)                            such bills of sale, endorsements, assignments and other documents as may (in the reasonable judgment of the Purchaser or its counsel) be necessary to assign, convey, transfer and deliver to the Purchaser good and valid title to the Transferred Assets free and clear of any Encumbrances;

(iv)                             evidence satisfactory to the Purchaser of the receipts for all Consents for the Transferred Contracts, if applicable;

(v)                                 a consent from The Rockefeller University to the assignment of the Rockefeller License Agreement to the Purchaser, in substantially the form of Exhibit C hereto;

(vi)                             a letter agreement from The Rockefeller University, in substantially the form of Exhibit D hereto; and

(vii)                         a consent from [**], in substantially the form of Exhibit H hereto; and

(viii)                     a waiver and release from each of John W. Ripple, External GC Law Group and Wilmer Cutler Pickering Hale and Dorr LLP, in substantially the form of Exhibit I hereto.

(c)                                  At the Closing, the Purchaser shall cause to be delivered to the Seller an Assignment and Assumption Agreement, in substantially the form of Exhibit E, duly executed by the Purchaser.

1.8                               Discharge of Liabilities.  On the Closing Date, the Seller shall have repaid and discharged all indebtedness for borrowed money owed by the Seller and all ancillary obligations thereto (including all interest accrued thereon and all fees, charges or premiums associated therewith). The Seller shall not make any final distribution of the proceeds received pursuant to this Agreement until the Seller has discharged (or reserved reasonably adequate funds to satisfy) all Liabilities of the Seller.

2.                                      REPRESENTATIONS AND WARRANTIES OF THE SELLER.

The Seller represents and warrants, to and for the benefit of the Purchaser Indemnitees, as follows:

2.1                               Due Organization; No Subsidiaries; Capitalization.

(a)                                 The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Seller is not required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions listed in Part 2.1 of the Disclosure Schedule, except where failure to be qualified would not reasonably be expected to have a Material Adverse Effect.  The Seller is in good standing as a foreign corporation in each of the jurisdictions listed in Part 2.1 of the Disclosure Schedule, except where failure to be qualified would not reasonably be expected to result in a Material Adverse Effect. The Seller does not have any subsidiaries and does not own, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other Entity.  The Seller has the power and authority to own, lease and operate the Transferred Assets and to carry on the Business as previously conducted and as now being conducted.  The Seller has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other names, other than “Centaurus Pharmaceuticals, Inc.”

(b)                                 The authorized capital stock of Seller consists of 60,750,000 shares of Common Stock, of which 1,775,750 shares are issued and outstanding and 47,750,000 shares of Preferred Stock, all of which are designated as Series A Preferred Stock and 30,075,000 shares of which are issued and outstanding.

2.2                               Financial Statements.  The Seller has provided to the Purchaser the Financial Statements.  The Financial Statements fairly present the financial position of the Seller as of the dates thereof, consistent with the books and records of the Seller.  Since the Balance Sheet Date, there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Material Adverse Effect.

2.3                               Undisclosed Liabilities.

(a)                                 The Seller has no Liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (i) liabilities reflected or reserved against on the Balance Sheet, (ii) Liabilities which have arisen since the Balance Sheet Date in the ordinary course of business and (iii) contractual and other liabilities incurred in the ordinary course of business which are not required by generally accepted accounting principles in the United States to be reflected on a balance sheet, (iv) liabilities which have been incurred in connection with the transactions contemplated by this Agreement and (v) liabilities disclosed in Section 2.3 of the Disclosure Schedule.

(b)                                 The Seller is not now insolvent, nor will it be rendered insolvent by any of the Transactions.  As used in this section, “insolvent” means the debts and other probable Liabilities of an Entity exceed the sum of the present fair saleable value of the assets of such Entity.  Immediately after giving effect to the consummation of the Transactions:  (i) the Seller will be able to pay its Liabilities as they become due in the usual course of its business; and (ii) the Seller will have assets (calculated at fair market value) that exceed its Liabilities.

2.4                               Intellectual Property.

(a)                                 Part 2.4(a) of the Disclosure Schedule accurately identifies: (i) each item of Registered IP in which the Seller has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person, or otherwise); (ii) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number; and (iii) any other Person that has an ownership interest in such item of Registered IP and the nature of such ownership interest.

(b)                                 Part 2.4(b) of the Disclosure Schedule accurately identifies: (i) each Contract pursuant to which any Intellectual Property Right or Intellectual Property that was previously used in or is currently used in the Business is or has been licensed, sold, assigned, or otherwise conveyed or provided to the Seller (other than: (A) agreements between the Seller and its employees in the Seller’s standard form thereof and (B) non-exclusive licenses to third-party software that (1) are not incorporated into, or used in the development, manufacturing, testing, distribution or support of, any Transferred Asset and that are not otherwise material to the Business; and (2) that are generally available to the public and impose no future monetary obligation on the Seller); and (ii) whether the licenses or rights granted to Seller in each such Contract are exclusive or non-exclusive (the “Third-Party IP”).  The Seller has made available to the Purchaser accurate and complete copies of each Contract identified or required to be identified in Part 2.4(b) of the Disclosure Schedule.

(c)                                  Part 2.4(c) of the Disclosure Schedule accurately identifies each Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Transferred Product or Transferred IP.

(d)                                 Part 2.4(d) of the Disclosure Schedule contains a complete and accurate list and summary of all royalties, fees, commissions, and other amounts payable by the Seller to any other Person

(other than sales commissions paid to employees according to the Seller’s standard commissions plan) upon or for the manufacture, sale, or distribution of any Transferred Product or the use of any Transferred IP.

(e)                                  The Seller has made available to the Purchaser a complete and accurate copy of each standard form of Contract related to Intellectual Property or Intellectual Property Rights used by the Seller at any time in connection with the Business, including each standard form of: (i) employee agreement containing any assignment or license of Intellectual Property Rights; (ii) consulting or independent contractor agreement containing any intellectual property assignment or license of Intellectual Property Rights; and (iii) confidentiality or nondisclosure agreement.

(f)                                   The Seller exclusively owns all right, title, and interest to and in the Transferred IP free and clear of any Encumbrances (other than licenses and rights granted pursuant to the Contracts identified in Part 2.4(b) of the Disclosure Schedule). The Seller has a valid right to use and otherwise exploit, and to license others to use and otherwise exploit, all Third-Party IP identified or required to be identified in Part 2.4(b) of the Disclosure Schedule.  Without limiting the generality of the foregoing:

(i)                                    All documents and instruments necessary to establish, perfect, and maintain the rights of the Seller in the Transferred IP have been validly executed, delivered, and filed in a timely manner with the appropriate Governmental Body.

(ii)                                Each Person who is or was involved in the creation or development of any Transferred Product or Transferred IP, including but not limited to any Person who is or was an employee or contractor of the Seller, has signed a valid, enforceable agreement containing an assignment of Intellectual Property Rights pertaining to such Transferred Product or Transferred IP to the Seller and confidentiality provisions protecting the Transferred IP.

(iii)                            The Seller is not bound by, and no Transferred IP is subject to any Contract containing any covenant or other provision that limits or restricts the ability of the Seller to use, exploit, assert, or enforce any Transferred IP.

(iv)                             The Seller has taken reasonable measures to maintain the confidentiality of and otherwise protect and enforce their rights in all proprietary information pertaining to the Transferred IP.

(v)                                 The Transferred IP constitutes, and, immediately after the Closing the Purchaser will have, all Intellectual Property Rights used in the conduct of the Business as was previously conducted by the Seller.

(g)                                 All issued Patent Rights included in the Transferred IP are subsisting, and, to the Knowledge of the Seller, all such issued Patent Rights are valid and enforceable.  All other Transferred IP is subsisting, and, to the Knowledge of the Seller, such other Transferred IP is valid and enforceable. Without limiting the generality of the foregoing:

(i)                                    Each item of Transferred IP that is Registered IP is in compliance with all Legal Requirements and all filings, payments, and other actions required to be made or taken to maintain such item of Transferred IP in full force and effect have been made by the applicable deadline.

(ii)                                No interference, opposition, reissue, reexamination, or other Proceeding is or has been pending or, to the Knowledge of the Seller, threatened, in which the scope, validity, or enforceability of any Transferred IP is being, has been, or could reasonably be expected to be contested or challenged.

(h)                                 To the Knowledge of the Seller, no Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating, or otherwise violating, any Transferred IP.

(i)                                    To the Knowledge of the Seller, the Seller has never infringed (directly, contributorily, by inducement, or otherwise), misappropriated, or otherwise violated or made unlawful use of any Intellectual Property Right of any other Person or engaged in unfair competition.  The development, use or sale of the [**] Product or the sIVIG Product (each as defined in Exhibit F hereto) are not covered or claimed by any issued and in force patent that is not owned or controlled by the Seller through the Transferred IP.  Notwithstanding any other provision of this Agreement, the Purchaser acknowledges and agrees that the Seller will not be liable to the Purchaser or to any Purchaser Indemnitees for any third-party claims related to any of the patents or patent applications identified in Part 2.4(i) of the Disclosure Schedule or any domestic or foreign counterparts of such patents or patent applications.

(j)                                    There are no pending, nor has there been any written notice of any, threatened actions, suits, proceedings claims or allegations by Persons that the Seller is or will be infringing, violating or unlawfully using any Intellectual Property Rights of any other Person.  Without limiting the generality of the foregoing:

(i)                                    No infringement, misappropriation, or similar claim or Proceeding involving or relating to any Transferred IP or any Transferred Product is pending or threatened against the Seller or, to the Knowledge of the Seller, against any other Person who is or may be entitled to be indemnified, defended, held harmless, or reimbursed by the Seller with respect to such claim or Proceeding.  The Seller has never received any notice or other communication (in writing or otherwise) relating to any actual, alleged, or suspected infringement, misappropriation, or violation by the Seller, any of its employees or agents, or any Transferred IP or Transferred Product of any Intellectual Property Rights of another Person, including any letter or other communication suggesting or offering that the Seller obtain a license to any Intellectual Property Right of another Person.

(ii)                                No claim or Proceeding involving any Intellectual Property or Intellectual Property Right licensed to the Seller in connection with the Business or any of the Transferred Assets is pending or has been threatened.

2.5                               Contracts.

(a)                                 Part 1.1(c) of the Disclosure Schedule identifies each Transferred Contract.  The Seller has made available to the Purchaser accurate and complete copies of all Seller Contracts.

(b)                                 With respect to each of the Contracts identified in Part 1.1(c) of the Disclosure Schedule, except as disclosed in Section 2.5 of the Disclosure Schedule: (i) the Seller has not (and, to the Knowledge of the Seller, no other Person has) violated or breached, or declared or committed any default under, any such Contract; (ii) no event has occurred, and no circumstance or condition exists, that would (with or without notice or lapse of time) result in a violation, breach or default by the Seller (or, to the Knowledge of the Seller, by any other Person) of or under any of the provisions of any such Contract; (iii) the Seller has not received any notice or other communication (in writing or otherwise) regarding any actual or alleged violation or breach of, or default under, any such Contract; and (iv) the Seller has not waived any material right under any such Contract.

2.6                               Title to Transferred Assets.  The Seller owns, and has good and valid title to all of the Transferred Assets, free and clear of any Encumbrances.

2.7                               Tax Matters.  All Taxes required to have been paid, or claimed by any Governmental Body to be payable, by the Seller have been duly paid in full on a timely basis.  No claim or other Proceeding is pending or, to the Knowledge of the Seller, has been threatened in respect of any Tax.  There are no unsatisfied Liabilities for Taxes, whether with respect to any notice of deficiency or similar document received by or on behalf of the Seller or otherwise, except Liabilities for Taxes being contested in good faith by appropriate proceedings or Taxes not yet due and payable. The Seller has not been informed in writing that any company return relating to Taxes is being audited by any Governmental Body.

2.8                               Proceedings; Orders.  There is no pending Proceeding against or involving the Seller, and no Person has threatened to commence any Proceeding against or involving the Seller. There is no Order to which any of the Transferred Assets is subject.  To the Knowledge of the Seller, there is no proposed Order that, if issued or otherwise put into effect: (i) would have an adverse effect on any of the Transferred Assets or on the ability of the Seller to comply with or perform any covenant or obligation under any of the Transactional Agreements; or (ii) would have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions. To Seller’s Knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding.

2.9                               Compliance with Laws; Regulatory Matters.

(a)                                 The Seller has complied in all material respects with, is not in violation of, and has not received any notices of violation with respect to, any Legal Requirements.

(b)                                 The Seller has made available to the Purchaser all information and data known to the Seller relating to the safety, efficacy or toxicity of any Product.

2.10                        Authority; Binding Nature of Agreements.  The Seller has the corporate right, power and authority to enter into and to perform its obligations under each of the Transactional Agreements to which it is or may become a party (the “Seller Transactional Agreements”); and the execution, delivery and performance by the Seller of the Seller Transactional Agreements have been duly authorized by all necessary action on the part of the Seller and its managers and members.  The Seller Transactional Agreements constitute the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) general principles of equity (the “Enforceability Exceptions”).  The affirmative vote of the holders of at least sixty percent (60%) of the outstanding Series A Preferred Stock of the Seller are the only votes of the equity holders of the Seller necessary to adopt this Agreement and approve the Transactions.

2.11                        Non-Contravention; Consents.  The execution and delivery by the Seller of any of the Transactional Agreements, or the consummation or performance by the Seller of any of the Transactions, will not (with or without notice or lapse of time):

(a)                                 contravene, conflict with or result in a violation of: (i) any of the provisions of the organizational documents of the Seller; or (ii) any resolution adopted by the board of directors or stockholders of the Seller;

(b)                                 contravene, conflict with or result in a violation of any Legal Requirement or any Order to which the Seller or any of the Transferred Assets, is subject;

(c)                                  contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that relates to the Transferred Assets;

(d)                                 result in the imposition or creation of any Encumbrance upon or with respect to any Transferred Asset; or

(e)                                  contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material Contract to which the Seller is a party or by which the Seller (or any of the Transferred Assets) are bound, or give any Person the right to: (i) declare a default or exercise any remedy under any such Contract; (ii) accelerate the maturity or performance of any such Contract; or (iii) cancel, terminate or modify any such Contract.

Except for any such filings, notices or Consents that have been made or obtained prior to the date of this Agreement, all of which are identified in Section 1.7 of this Agreement, the Seller was not, is not nor will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery by the Seller of any of the Transactional Agreements or the consummation or performance by the Seller of any of the Transactions.

2.12                        Related Party Transactions.  Except as set forth in Part 2.12 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has had, any interest in any material asset used in or otherwise relating to the Business; (b) no Related Party is, or has been, indebted to the Seller (other than for ordinary travel advances); (c) no Related Party has entered into, or has had any financial interest in, any material Contract, transaction or business dealing or involving the Seller; (d) to the Knowledge of the Seller, no Related Party is competing, or has at any time competed, with the Seller; and (e) no Related Party has any claim or right against the Seller (other than rights as an equity holder or licensor or rights to receive compensation for services performed as an employee of the Seller or rights to receive compensation for services performed as an consultant to the Seller, other rights arising in the ordinary course of employment or other rights arising in the ordinary course of consulting).

2.13                        No Subsidies.  The Seller does not possess (or has ever possessed) or have any rights or interests with respect to (or has ever had any rights or interests with respect to) any grants, incentives or subsidies from any Governmental Body.

2.14                        Environmental Matters. The Seller is in material compliance with, and is not in material violation of, and has not received any written notice alleging any material violation by it with respect to any applicable Environmental Law.

2.15                        Employees and Employee Benefits.  The Seller has complied with all federal, state and local laws relating to the hiring and classification of employees and independent contractors and the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other Taxes.  The Seller is not delinquent in payments to any of its employees or independent contractors for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them or amounts required to be reimbursed to such employees or independent contractors and upon any termination of the employment of any such employees or any termination of status of any independent contractor.

2.16                        Brokers.  The Seller has not agreed or become obligated to pay, and the Seller has not taken any action that would reasonably be expected to result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.

2.17                        Full Disclosure.  Neither this Agreement nor the Disclosure Schedule contains any untrue statement of material fact; and neither this Agreement nor the Disclosure Schedule omits to state any material fact necessary to make any of the representations, warranties or other statements or information contained therein, in light of the circumstances in which it was made, not misleading.  All of the information set forth in the Disclosure Schedule is accurate and complete in all material respects.

3.                                      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

The Purchaser represents and warrants, to and for the benefit of the Seller, as follows:

3.1                               Due Organization.  The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has the power and authority to carry on its business as now being conducted by the Purchaser.

3.2                               Authority; Binding Nature of Agreements. The Purchaser has the corporate right, power and authority to enter into and to perform its respective obligations under each Transactional Agreement to which it is or may become a party, and the execution and delivery by the Purchaser of each Transactional Agreement to which the Purchaser is or may become a party has been duly authorized by all necessary action on the part of the Purchaser and its respective boards of directors. This Agreement and each other Transactional Agreement to which the Purchaser is a party constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to the Enforceability Exceptions.

3.3                               Non-Contravention; Consents.  Neither the execution and delivery by the Purchaser of any of the Transactional Agreements, nor the consummation or performance by the Purchaser of any of the Transactions, will (with or without notice or lapse of time):

(a)                                 contravene, conflict with or result in a violation of: (i) any of the provisions of the certificate of incorporation or bylaws of the Purchaser; or (ii) any resolution adopted by the stockholders, board of directors or any committee of the board of directors of the Purchaser;  or

(b)                                 contravene, conflict with or result in a violation of any Legal Requirement or any Order to which the Purchaser is subject.

The Purchaser is not nor will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery by the Purchaser of any of the Transactional Agreements or the consummation or performance by the Purchaser of any of the Transactions.

3.4                               Brokers.  The Purchaser has not agreed or become obligated to pay, and the Purchaser has not taken any action that would reasonably be expected to result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.

4.                                      INDEMNIFICATION, ETC.

4.1                               Survival of Representations and Warranties.

(a)                                 Subject to Section 4.1(b), the representations and warranties of the Seller and the Purchaser set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and continue until the date twenty-four (24) months after the Closing Date, at which time they shall expire; provided, however, that the representations and warranties of the Seller set forth in

Sections 2.1(a), 2.4, 2.6, 2.10 and 2.16 and the representations and warranties of the Purchaser set forth in Sections 3.1, 3.2 and 3.4 shall terminate upon the expiration of the relevant statute of limitations, taking into account extensions thereof; provided further, that if a Notice of Claim (as defined on Schedule 4.4) relating to any representation or warranty set forth in Section 2 or Section 3 is given to the Seller or to the Purchaser, as the case may be, on or prior to the applicable expiration date of such representation or warranty, then, notwithstanding anything to the contrary contained in this Section 4.1(a), such representation or warranty shall not so expire, but rather shall remain in full force and effect until such time as each and every Claim that is based upon, or that relates to, any breach of such representation or warranty has been fully and finally resolved.

(b)                                 Notwithstanding anything to the contrary contained in Section 4.1(a), the limitations set forth in Section 4.1(a) shall not apply in the case of claims based upon intentional misrepresentation or fraud.

(c)                                  The representations, warranties, covenants and obligations of the Seller and the Purchaser and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or any knowledge of, any of the Indemnitees or any of their Representatives.

(d)                                 For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule shall be deemed to be a representation and warranty made by the Seller in this Agreement.

4.2                               Indemnification.

(a)                                 Subject to the terms and conditions of this Section 4, from and after the Closing, the Seller shall indemnify the Purchaser Indemnitees in respect of, and hold the Purchaser Indemnitees harmless against, and compensate and reimburse each of the Purchaser Indemnitees for, all Damages incurred or suffered by the Purchaser Indemnitees resulting from or constituting:

(i)                              any breach of a representation or warranty of the Seller contained in this Agreement (without giving effect to any materiality or similar qualification limiting the scope of such representation or warranty);

(ii)                          any failure by the Seller to perform any covenant or agreement contained in this Agreement or any Ancillary Agreement;

(iii)                      any Liability of the Seller, other than the Assumed Liabilities;

(iv)                       any Claim by any stockholder or creditor of Seller against the Purchaser relating to this Agreement or any Transactional Agreements and the Transactions consummated hereby or thereby; or

(v)                            any Proceeding relating to any breach, alleged breach, Liability or matter of the type referred to in clause “(i),” clause “(ii),” clause “(iii),” or clause “(iv)”  (including any Proceeding commenced by any Purchaser Indemnitee for the purpose of enforcing any of its rights under this Section 4).

(b)                                 Subject to the terms and conditions of this Section 4, from and after the Closing, the Purchaser shall indemnify the Seller Indemnitees in respect of, and hold the Seller Indemnitees harmless against, any and all Damages incurred or suffered by the Seller Indemnitees resulting from or constituting:

(i)                                    any breach of a representation or warranty of the Purchaser contained in this Agreement;

(ii)                                any failure by the Purchaser to perform any covenant or agreement contained in this Agreement or any Ancillary Agreement;

(iii)                            any Assumed Liabilities;

(iv)                             any Claim by any stockholder or creditor of the Purchaser against the Seller relating to this Agreement or any Transactional Agreements and the Transactions consummated hereby or thereby; or

(v)                                 any Proceeding relating to any breach, alleged breach, Liability or matter of the type referred to in clause “(i),” clause “(ii),” clause “(iii)”, or clause “(iv)” (including any Proceeding commenced by any Seller Indemnitee for the purpose of enforcing any of its rights under this Section 4).

(c)                                  Notwithstanding anything to the contrary contained in this Agreement, the following limitations shall apply to indemnification claims under this Agreement:

(i)                                    the Seller shall be liable with respect to claims under Section 4.2(a)(i) for only that portion of the aggregate Damages related to such claims, considered together, which exceed $50,000;

(ii)                                the aggregate liability of the Seller for all Damages under Section 4.2(a)(i) shall not exceed the Indemnification Cap;

(iii)                            the Purchaser shall be liable with respect to claims under Section 4.2(b)(i) for only that portion of the aggregate Damages related to such claims, considered together, which exceed $50,000; and

(iv)                             the aggregate liability of the Purchaser for all Damages under Section 4.2(b)(i) shall not exceed the Indemnification Cap;

provided, however, that the limitations set forth in Sections 4.2(c)(i) and (ii) shall not apply to claims of breach of the representations or warranties of the Seller under Sections 2.1(a), 2.6, 2.10 and 2.16, and the limitations set forth in Sections 4.2(c)(iii) and (iv) shall not apply to claims of breach of the representations or warranties of the Purchaser under Sections 3.1, 3.2 and 3.4.

(d)                                 The limitations set forth in Section 4.2(c) shall not apply to any claim by an Indemnitee for intentional misrepresentation or fraud. Setoff against the Milestone Payments shall be the Purchaser Indemnitees’ sole and exclusive remedy for monetary Damages with respect to an inaccuracy in or breach of the representations and warranties of the Seller contained in this Agreement.  Notwithstanding anything to the contrary contained in this Agreement, nothing in this Agreement shall limit or restrict in any manner whatsoever any remedy (under this Agreement, under applicable law, in equity or otherwise) of any Purchaser Indemnitee or Seller Indemnitee against any Person relating to or arising from any intentional misrepresentation or fraud.

4.3                               Defense of Third-Party Claims.  All claims for indemnification made under this Agreement resulting from, related to or arising out of a third-party claim against an Indemnified Party shall be made in accordance with the following procedures.  An Indemnified Party shall give prompt written notification to the Indemnifying Party of the commencement of any action, suit or proceeding relating to a third-party claim for which indemnification may be sought or, if earlier, upon the assertion of any such claim by a third party.  Such notification shall include a description in reasonable detail (to the extent known by the Indemnified Party) of the facts constituting the basis for such third-party claim and the amount of the Damages claimed.  Within 15 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit, proceeding or claim at its sole cost and expense with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party may only assume control of such defense if it acknowledges in writing to the Indemnified Party that any Damages or other Liabilities that may be assessed against the Indemnified Party in connection with such third-party claim constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Section 4 and (ii) the Indemnifying Party may not assume control of the defense of a third-party claim involving criminal liability or in which equitable relief is sought against the Indemnified Party. If the Indemnifying Party does not, or is not permitted under the terms hereof to, so assume control of such defense, the Indemnified Party shall control such defense.  The Party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith shall be considered “Damages” for purposes of this Agreement; provided, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one counsel for all Indemnified Parties.  The party controlling such defense shall keep the other party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other party with respect thereto.  The Indemnified Party shall not agree to any settlement of, or the entry into judgment arising from, any such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed. The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim that does not include a complete release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed.

4.4                               Claim Procedure.   Any claim for indemnification, compensation or reimbursement pursuant to this Section 4 (and, at the option of any Indemnitee, any other claim for a monetary remedy, such as in the case of a claim based upon intentional misrepresentation or fraud, relating to this Agreement) shall be brought and resolved exclusively in accordance with Schedule 4.4.

5.                                      CERTAIN POST-CLOSING AND OTHER COVENANTS.

5.1                               Achievement of Milestones.  Following the Closing, the Purchaser shall use Commercially Reasonable Efforts to achieve the Milestones.

5.2                               Further Actions.  From and after the date of this Agreement for a period of ninety (90) days, the Seller shall cooperate with the Purchaser and its respective Representatives, and shall execute and deliver such documents and take such other actions as the Purchaser may reasonably request to engage John W. Ripple to act on Seller’s behalf; provided, however, that in the event that Mr. Ripple commences employment or consulting with a Person other than the Seller during the period thirty (30) to ninety (90) days following the Closing, the period of cooperation by the Seller set forth in this Section 5.2 shall cease on the date of such commencement of employment or consulting. To the extent that the parties hereto have been unable to obtain any Consent necessary be obtained for the transfer to the Purchaser of any of the Transferred Assets by the date of this Agreement:  (a) such Transferred Asset (a “Specified Asset”) shall not be assigned or transferred to Purchaser until such time as such Consent is obtained, without any reduction in the Purchase Price under Section 1.3 and (b) the Seller shall use its reasonable efforts to obtain such Consent as promptly as practicable thereafter, provided that that the Seller shall not be required to make any payments or agree to any material undertakings in connection therewith.  Until such Consent is obtained, Seller shall cooperate, and shall use its reasonable efforts to cause its Representatives to cooperate, with the Purchaser in any lawful arrangement designed to provide Purchaser with the benefits of such Specified Assets at no cost to the Purchaser in excess of the cost the Purchaser would have incurred (without modification to the terms of any Contract) if the Consent had been obtained.  If a required Consent with respect to a Specified Asset is obtained after the Closing Date, the Specified Asset subject to such Consent shall be deemed to have been assigned and transferred to the Purchaser as of the date such Consent is effective (and all references in Section 1.3(a) to the Closing Date shall be deemed to be the effective date of such Consent with respect to such Specified Asset). The Seller hereby irrevocably nominates, constitutes and appoints the Purchaser as the true and lawful attorney-in-fact of the Seller (with full power of substitution) effective as of the date of this Agreement, and hereby authorizes the Purchaser, in the name of and on behalf of the Seller, to execute, deliver, acknowledge, certify, file and record any document, to institute and prosecute any Proceeding and to take any other action (on or at any time after the date of this Agreement) that the Purchaser may deem appropriate for the purpose of: (i) collecting, asserting, enforcing or perfecting any claim, right or interest of any kind that is included in or relates to any of the Transferred Assets; (ii) defending or compromising any claim or Proceeding relating to any of the Transferred Assets; or (iii) otherwise carrying out or facilitating any of the Transactions.  The power of attorney referred to in the preceding sentence is and shall be coupled with an interest and shall be irrevocable, and shall survive the dissolution or insolvency of the Seller.

5.3                               Tax Cooperation; Allocation of Taxes.

(a)                                 The Seller and the Purchaser agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Business or the Transferred Assets (including access to books and records) as is reasonably necessary for the filing of all Tax Returns, and the making of any election related to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding relating to any Tax Return.  The Seller shall retain all books and records with respect to Taxes pertaining to the Transferred Assets for a period of at least six years following the Closing.

(b)                                 All real property taxes, personal property taxes and similar ad valorem obligations levied with respect to the Business or the Transferred Assets for a taxable period that includes (but does not end on) the date of the Closing shall be apportioned between the Seller and the Purchaser as of the Closing based on the number of days of such taxable period ending on the date of the Closing (the “Pre-Closing Tax Period”) and the number of days of such taxable period after the date of this Agreement (with respect to any such taxable period, the “Post-Closing Tax Period”).  The Seller shall be liable for the proportionate amount of such Taxes that is attributable to the Pre-Closing Tax Period, and the Purchaser shall be liable for the proportionate amount of such Taxes that is attributable to the Post-Closing Tax Period.  Upon receipt of any bill for real or personal property Taxes relating to the Business or the Transferred Assets, the Seller and the Purchaser, as applicable, shall present a reasonably detailed, written statement to the other setting forth the amount of reimbursement to which each is entitled under this Section 5.3(b) together with such supporting evidence as is reasonably necessary to calculate the proration amount.  The proration amount shall be paid by the party owing it to the other within 20 days after delivery of such statement.  In the event that either the Seller or the Purchaser shall make any other payment for which it is entitled to reimbursement under this Section 5.3(b), the other party shall make such reimbursement promptly but in no event later than 20 days after the presentation of a reasonably detailed, written statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement.

5.4                               Continuing Access to Information.  Following the Closing for a period of ninety (90) days, the Seller shall give the Purchaser and its respective Representatives reasonable access during normal business hours to (and shall allow the Purchaser and its Representatives to make copies of) any books and records relating to the Transferred Assets for any reasonable purpose.

5.5                               Publicity.  The Seller and the Purchaser agree that, on and at all times after the date of this Agreement: (a) no press release or other publicity concerning any of the Transactions shall be issued or otherwise disseminated by it or on its behalf without the party’s prior written consent; and (b) it shall continue to keep the terms of this Agreement and the other Transactional Agreements strictly confidential; provided, however, that the Seller and its affiliates may disclose the fact that the Purchaser acquired the Transferred Assets of the Seller, without disclosing the terms of this Agreement; provided, further, that the existence and terms of this Agreement and the other Transactional Agreements may be disclosed to the extent required by law or pursuant to rules or regulations of any regulatory authority having jurisdiction over such party, provided that before making such a disclosure, such party first notifies the Purchaser and gives the Purchaser an opportunity to limit such disclosure or seek a protective order and cooperates with the Purchaser as reasonably requested. Notwithstanding the foregoing, the Seller and Purchaser have agreed on language of a press release in substantially the form attached hereto as Exhibit G announcing the transaction.

5.6                               Noncompetition.  The Seller agrees that from the Closing Date to the third anniversary of the Closing Date, the Seller shall not (a) engage directly or indirectly in Competition in any part of the world; or (b) directly or indirectly be or become an equityholder, owner, co-owner, affiliate, partner, promoter, agent, representative, designer, consultant, advisor or manager of, for or to, or otherwise be or become associated with or acquire or hold any direct or indirect interest in, any person that engages directly or indirectly in Competition anywhere in the world.

5.7                               Development Plan.  The Purchaser shall deliver an updated Development Plan (as defined in the Rockefeller License Agreement) to The Rockefeller University within forty-five (45) days after the Closing Date.

6.                                      MISCELLANEOUS PROVISIONS.

6.1                               Fees and Expenses.

(a)                                 The Seller shall bear and pay all fees, costs and expenses (including fees and expenses of the Seller’s legal, accounting, financial and other advisors) that have been incurred or that are in the future incurred by, on behalf of or for the benefit of, the Seller in connection with: (i) the negotiation, preparation and review of any term sheet or similar document relating to any of the Transactions; (ii) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and the other Transactional Agreements; (iii) the preparation and submission of any filing or notice required to be made or given in connection with any of the Transactions, and the obtaining of any Consent required to be obtained by the Seller in connection with any of the Transactions; and (iv) the consummation and performance of the Transactions.

(b)                                 The Purchaser shall bear and pay all fees, costs and expenses (including fees and expenses of the Purchaser’s legal, accounting, financial and other advisors) that have been incurred or that are in the future incurred by, or on behalf or for the benefit of, the Purchaser in connection with: (i) the negotiation, preparation and review of any term sheet or similar document relating to any of the Transactions; (ii) the negotiation, preparation and review of this Agreement and the other Transactional Agreements; (iii) the preparation and submission of any filing or notice required to be made or given in connection with any of the Transactions, and the obtaining of any Consent required to be obtained by the Purchaser in connection with any of the Transactions; and (iv) the consummation and performance of the Transactions.

6.2                               Attorneys’ Fees.  If any Proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

6.3                               Notices.   Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received: (a) when delivered by hand; (b) if sent by registered, certified or first class mail, the third business day after being sent; and (c) if sent by overnight delivery via a national courier service, one business day after being sent, in each case to the address or electronic mail address set forth beneath the name of such party below (or to such other address or electronic mail address as such party shall have specified in a written notice given to the other parties hereto):

if to the Purchaser:

Momenta Pharmaceuticals, Inc.

675 W. Kendall St.

Cambridge, MA 02142

Attention: General Counsel

with a copy to:

Cooley LLP

500 Boylston Street

Boston, MA 02116-3736

Attention: Nicole Brookshire

if to the Seller:

Virdante Pharmaceuticals, Inc.

c/o Clarus Ventures

101 Main Street, Suite 1210

Cambridge, MA 02142

Attention:  John W. Ripple

with a copy to:

WilmerHale

399 Park Avenue

New York, NY 10022

Attn:  Steven D. Singer

6.4                               Headings.  The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

6.5                               Counterparts and Exchanges by Electronic Delivery.  This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

6.6                               Governing Law; Venue.

(a)                                 This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the Commonwealth of Massachusetts (without giving effect to principles of conflicts of laws).

(b)                                 Any Proceeding relating to this Agreement or the enforcement of any provision of this Agreement must be brought or otherwise commenced in any state or federal court located in the County of Suffolk, Massachusetts.  Each party to this Agreement:

(i)                                    expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Suffolk,  Massachusetts (and each appellate court located in the Commonwealth of Massachusetts) in connection with any such Proceeding;

(ii)                                agrees that each state and federal court located in the County of Suffolk,  Massachusetts shall be deemed to be a convenient forum; and

(iii)                            agrees not to assert (by way of motion, as a defense or otherwise), in any such Proceeding commenced in any state or federal court located in the County of Suffolk, Massachusetts, any claim that such party is not subject personally to the jurisdiction of such court, that such Proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

(c)                                  Notwithstanding the foregoing, the Seller agrees that if any Proceeding is commenced against any Purchaser Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Purchaser Indemnitee may proceed against the Seller in or before such court or other tribunal with respect to any indemnification claim or other claim arising from or relating to such Proceeding or any of the matters alleged therein or any of the circumstances giving rise thereto.

6.7                               Successors and Assigns; Parties in Interest.

(a)                                 This Agreement shall be binding upon: the Seller and its successors and assigns (if any); the Purchaser and its successors and assigns (if any).  This Agreement shall inure to the benefit of:  the Seller; the Purchaser; the other Indemnitees; and the respective successors and assigns (if any) of the foregoing.

(b)                                 The Purchaser shall have the right to assign this Agreement to an affiliated company or in connection with the merger, consolidation, sale or transfer of all or substantially all of the business to which this Agreement relates.  The Seller shall not be permitted to assign any of its respective rights or delegate any of its respective obligations under this Agreement without the Purchaser’s prior written consent other than to a nominee, including but not limited to a liquidating trust, in connection with the wind down or liquidation of the Seller. Any attempted assignment or delegation by the Seller in violation of this Section 6.7(b) shall be null and void.

(c)                                  None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and the other Indemnitees (and their respective successors and permitted assigns, if any).  Without limiting the generality of the foregoing: (i) no employee of the Seller shall have any rights under this Agreement or under any of the other Transactional Agreements; and (ii) no creditor of the Seller shall have any rights under this Agreement or any of the other Transactional Agreements.

6.8                               Remedies Cumulative; Specific Performance.  The rights and remedies of the parties hereto shall be cumulative (and not alternative).  Each party agrees that: (a) in the event of any breach or threatened breach by the other party of any covenant, obligation or other provision set forth in this Agreement, such party shall be entitled (in addition to any other remedy that may be available to it) to: (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (ii) an injunction restraining such breach or threatened breach; and (b) no Person shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related Proceeding.

6.9                               Waiver.  No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

6.10                        Amendments.  This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the parties hereto.

6.11                        Severability.  In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

6.12                        Entire Agreement.  The Transactional Agreements set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

6.13                        Disclosure Schedule.  The Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained herein permitting such disclosure, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify other numbered and lettered sections contained herein to the extent it is reasonably apparent on the face of the disclosure that such information is applicable to such other sections.

6.14                        Construction.

(a)                                 For purposes of this Agreement, whenever the context requires:  the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b)                                 The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement or to the other Transactional Agreements.  Each of the parties hereto acknowledges that he or it has received independent legal advice in connection with the negotiation and execution of this Agreement and the other Transactional Agreements or has determined that such advice is not necessary.

(c)                                  As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)                                 Except as otherwise indicated, all references in this Agreement and the Exhibits to this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement, Exhibits to this Agreement and Schedules to this Agreement.

[Remainder of page intentionally left blank]

The parties to this Agreement have caused this Agreement to be executed and delivered as of the date first written above.

MOMENTA PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Craig A. Wheeler
Name:	Craig A. Wheeler
Title:	President and Chief Executive Officer

VIRDANTE PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ John W. Ripple
Name:	John W. Ripple
Title:	Chief Executive Officer

ASSET PURCHASE AGREEMENT
SIGNATURE PAGE

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

Agreement.  “Agreement” shall mean the Asset Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

Balance Sheet.  “Balance Sheet” shall mean the unaudited balance sheet of the Seller for the six months ended September 30, 2011.

Balance Sheet Date.  “Balance Sheet Date” shall mean September 30, 2011.

Books and Records.  “Books and Records” means all files, documents, instruments, papers of Seller other than the Transferred Records.

Business.  “Business” shall mean the Seller’s research and development business related to the Products.

Claim.  “Claim” shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including:  (a) any unknown, inchoate, unsuspected or undisclosed claim; and (b) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement.

Commercially Reasonable Efforts. “Commercially Reasonable Efforts” shall mean with respect to the Purchaser, such efforts that are consistent with the efforts and resources normally used by the Purchaser in the exercise of its reasonable business discretion for a product in the Purchaser’s pipeline of similar market potential at a similar stage in its product life, taking into account issues of patent coverage, safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary positions of the Transferred Assets and third parties, the quality of the clinical data and emerging product profile, the regulatory structure involved, the profitability of the Transferred Assets, and other relevant factors, including without limitation, the scientific and development risk of a project or product, the cost of goods, research and development costs, alternative discovery and development opportunities that offer a higher return on investment, and reasonable capital allocation decisions that take into account the best interests of the Purchaser’s stockholders.

Competition.  “Competition” shall mean any business or activity involving or relating to in any respect (other than an immaterial respect) any aspect of the engineering, design, development, production, license, manufacture or distribution of a sialylated IVIG or sialylated [**] compound, product, product candidate, cell line or constituent thereto.

Consent.  “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

Contract.  “Contract” shall mean any written or oral agreement, contract, arrangement, instrument, note, guaranty, indemnity, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment or undertaking of any nature.

Damages.  “Damages” shall include any loss, damage, injury, Liability, Claim, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature.

Disclosure Schedule.  “Disclosure Schedule” shall mean the schedule (dated as of the date of the Agreement) delivered to the Purchaser on behalf of the Seller.

Encumbrance.  “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, right of possession, lease, tenancy, license, encroachment, Order, option, right of first refusal, preemptive right, community property interest, defect, impairment, imperfection of title (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

Entity.  “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

Environment. “Environment” includes:  (a) any and all buildings, structures, fixtures, fittings, appurtenances, pipes, conduits, valves, tanks, vessels and containers whether above or below ground level; and (b) ambient air, land surface, sub-surface strata, soil, surface water, ground water, river sediment, marshes, wet lands, flora and fauna.

Environmental Law.  “Environmental Law” shall mean:  (a) the common law; and (b) all Legal Requirements, by-laws, orders, instruments, directives, decisions, injunctions and judgments of any government, local government, international, supranational, executive, administrative, judicial or regulatory authority or agency and all approved codes of practice (whether voluntary or compulsory) relating to the protection of the Environment or of human health or safety or welfare or to the manufacture, formulation, processing, treatment, storage, containment, labeling, handling, transportation, distribution, recycling, reuse, release, disposal, removal, remediation, abatement or clean-up of any contaminant and any amendment thereto and any and all regulations, orders and notices made or served thereunder or pursuant thereto).

Excluded Assets.  “Excluded Assets” shall mean all assets of the Seller other than those specifically listed or described in the definition of Transferred Assets. Without limitation of the foregoing, the Excluded Assets shall include: (a) all cash and cash equivalents or similar investments, bank accounts, commercial paper, certificates of deposit, Treasury bills and other marketable securities; (b) all rights which accrue or will accrue to the benefit of the Seller under this Agreement or the Transactional Agreements; (c) the Seller’s corporate name, Virdante Pharmaceuticals; and (d) the Books and Records of the Seller.

Environmental Licenses. “Environmental License” shall mean any Consent or Governmental Authorization required by or pursuant to any applicable Environmental Laws.

Financial Statements.  “Financial Statements” shall mean the Seller’s audited balance sheets and related audited statements of income as of December 31, 2008 and 2009 and unaudited balance sheet and related unaudited statement of income as of December 31, 2010.

Governmental Authorization.  “Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization (including all pending applications therefore or renewals thereof) issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

Governmental Body.  “Governmental Body” shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

Indemnification Cap.  “Indemnification Cap” shall mean the amount equal to twenty percent (20%) of each Milestone Payment not yet paid by the Purchaser to the Seller pursuant to Section 1.3 as of the date on which the indemnifiable loss was incurred (it being agreed that the Seller shall always be entitled to receive eighty percent (80%) of each such Milestone Payment).

Intellectual Property.  “Intellectual Property” shall mean algorithms, apparatus, databases, data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks, methods, processes, proprietary information, protocols, schematics, specifications, techniques, user interfaces, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

Intellectual Property Rights.  “Intellectual Property Rights” shall mean all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (b) trademark and trade name rights and similar rights; (c) trade secret rights; (d) patent and industrial property rights; (e) other proprietary rights in Intellectual Property; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(e)” above.

Knowledge.  Knowledge shall mean actual knowledge as of the date hereof of the Seller’s Chief Executive Officer, John W. Ripple, together with such knowledge that such individual would be expected to have discovered after reasonable investigation concerning the existence of the fact or matter in question.

Legal Requirement.  “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, guideline, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

Liability.  “Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles in the United States and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

Material Adverse Effect. “Material Adverse Effect” shall mean any material adverse change, event, circumstance or development with respect to, or material adverse effect on, (i) the assets, liabilities, capitalization, financial condition or results of operations of the Seller or (ii) the ability of the Purchaser to operate the business of the Seller immediately after the Closing.

Order.  “Order” shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Proceeding.

Patent Rights.  “Patent Rights” shall mean (a) any patents, patent applications, provisional patent applications and similar instruments; and (b) to the extent related thereto or derived therefrom, any and all substitutions, reissues, renewals, extensions, utility models, reexaminations, patents of addition, supplementary protection certificates, inventors’ certificates, extensions, requests for continued examinations, designs, divisions, re-filings, continuations and continuations-in-part thereof, or the like and any foreign equivalents thereof (including certificates of invention and any applications therefor) and all documentation associated therewith.

Person.  “Person” shall mean any individual, Entity or Governmental Body.

Proceeding.  “Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

Product.  “Product” shall mean any and all compounds, products, product candidates, cell line or constituent thereof engineered, designed, developed, licensed or manufactured by, or on behalf of, the Seller, including but not limited to any proposed products which have previously been or are currently under pre-clinical development as of the date of this Agreement.

Product Materials. “Product Materials” shall mean (a) all inventory of Product owned or controlled by Seller as of the Closing and (b) all samples or materials owned or controlled by Seller as of the Closing derived from or used in research studies of or for a Product.

Purchaser Indemnitees.  “Purchaser Indemnitees” shall mean the following Persons: (a)  the Purchaser; (b) the current and future affiliates of the Purchaser; (c) the respective Representatives of each the Persons referred to in clauses (a) and (b) above; the respective successors and assigns of the Persons referred to in clauses (a), (b) and (c).

Registered IP.  “Registered IP” shall mean all Intellectual Property Rights that are registered, filed or issued under the authority of, with or by any Governmental Body, including all patents,

Related Party.  “Related Party” shall mean: (a) each holder of equity interests of the Seller; (b) each individual who is an officer or director of the Seller; (c) each member of the immediate family of each of the individuals referred to in clauses “(a),” and “(b)” above; and (d) any trust or other Entity in which any one of the Persons referred to in clauses “(a),” “(b)” and “(c)” above holds (or in which more than one of such Persons collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

Representatives.  “Representatives” shall mean officers, directors, managers, employees, agents, attorneys, accountants and advisors.

Rockefeller License Agreement.  “Rockefeller License Agreement” shall mean the Second Amended and Restated License Agreement, effective May 7, 2010, by and between the Seller and The Rockefeller University.

Seller Contract.  “Seller Contract” shall mean any Contract:  (a) to which the Seller is a party; (b) by which the Seller or any of its assets is or may become bound or under which the Seller has, or may become subject to, any obligation; or (c) under which the Seller has or may acquire any right or interest.

Seller Indemnitees.  “Seller Indemnitees” shall mean the following Persons: (a)  the Seller; (b) the current affiliates of the Seller; (c) the respective Representatives of each the Persons referred to in clauses (a) and (b) above; the respective successors and assigns of the Persons referred to in clauses (a), (b) and (c) and collectively with the Purchaser Indemnitees (the “Indemnitees”).

Tax.  “Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount in the nature of a tax (including any fine, penalty or interest), that is or has been (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

Tax Return.  “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may be in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

Transactional Agreements. “Transactional Agreements” shall mean: (a) the Agreement; (b) the Bill of Sale and Assignment Agreement; (c) the Assignment and Assumption Agreement; and (f) all bills of sale, assignments and other agreements delivered or to be delivered in connection with the transactions contemplated by the Agreement.

Transactions.  “Transactions” shall mean: (a) the execution and delivery of the Transactional Agreements; and (b) all of the transactions contemplated by the Transactional Agreements, including: (i) the sale of the Transferred Assets by the Seller to the Purchaser in accordance with the Agreement; and (ii) the performance by the Seller and the Purchaser of their respective obligations under the Transactional Agreements, and the exercise by the Seller and the Purchaser of their respective rights under the Transactional Agreements.

EXHIBIT B

FORM OF BILL OF SALE AND ASSIGNMENT AGREEMENT

THIS BILL OF SALE AND ASSIGNMENT is made as of December 2, 2011, by VIRDANTE PHARMACEUTICALS, INC., a Delaware corporation (the “Seller”), for the benefit of MOMENTA PHARMACEUTICALS, INC., a Delaware corporation (the “Buyer”).  Capitalized terms used but not defined in this Bill of Sale and Assignment shall have the meanings given to them in the Purchase Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, pursuant and subject to the terms and conditions of an Asset Purchase Agreement of even date herewith, by and between the Seller and the Buyer (the “Purchase Agreement”), the Seller is causing the Purchased Assets to be sold, assigned, transferred, conveyed and delivered to the Buyer.

WHEREAS, by this instrument, the Seller is vesting in the Buyer all of the Seller’s right, title and interest in and to the Purchased Assets, free of any Encumbrances other than Permitted Encumbrances.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller hereby sells, assigns, transfers, conveys and delivers to the Buyer all of  the Seller’s right, title and interest in and to all the Purchased Assets, free of any Encumbrances other than Permitted Encumbrances.

Nothing contained in this Bill of Sale and Assignment is intended to provide any rights to the Buyer or the Seller beyond those rights expressly provided to the Buyer or the Seller in the Purchase Agreement.  Nothing contained in this Bill of Sale and Assignment is intended to impose any obligations or liabilities on the Buyer or the Seller beyond those obligations and liabilities expressly imposed on the Buyer or the Seller in the Purchase Agreement.  Nothing contained in this Bill of Sale and Assignment is intended to limit any of the rights or remedies available to the Buyer or the Seller under the Purchase Agreement. Nothing contained in this Bill of Sale and Assignment shall be deemed to alter or amend the terms and provisions of the Purchase Agreement, and in the event of any conflict between the terms and provisions of this Bill of Sale and Assignment and the Purchase Agreement, the terms and provisions of the Purchase Agreement shall be deemed to govern and be controlling.

This Bill of Sale and Assignment shall be construed in accordance with, and governed in all respects by, the internal laws of the Commonwealth of Massachusetts (without giving effect to principles of conflicts of laws).

[Remainder of page intentionally left blank]

B-1

IN WITNESS WHEREOF, the Seller has caused this Bill of Sale and Assignment to be executed and delivered as of the date first written above.

VIRDANTE PHARMACEUTICALS, INC.,
a Delaware corporation

By:
		Name:	John W. Ripple
		Title:	Chief Executive Officer

AGREED AND ACCEPTED:

MOMENTA PHARMACEUTICALS, INC.,
a Delaware corporation

By:
Name:	Craig A. Wheeler
Title:	President and Chief Executive Officer

[Signature Page to Bill of Sale and Assignment]

B-2

EXHIBIT C

FORM OF CONSENT OF THE ROCKEFELLER UNIVERSITY

VIRDANTE PHARMACEUTICALS, INC.
101 Main Street, Suite 1210
Cambridge, MA 02142

November 30, 2011

Via E-mail and Federal Express

Kathleen A. Denis, Ph.D.
Associate Vice President
Office of Technology Transfer
The Rockefeller University
1230 York Avenue, Box 138
New York, NY 10065

RE:                          Important Confidential Matter

Dear Kathleen:

In connection with the Second Amended and Restated License Agreement effective May 7, 2010 by and between Virdante Pharmaceuticals, Inc.  (“Virdante”) and The Rockefeller University (“Rockefeller”) (the “License Agreement”), Virdante is writing to provide information to Rockefeller regarding an important confidential matter and requests that Rockefeller and Buyer (as defined below) agree to the terms as set forth herein.  As you know, earlier this year, Virdante commenced efforts to seek a strategic acquirer or licensor (the “Strategic Process”) for technology licensed to Virdante from Rockefeller under the License Agreement and that was the subject of sponsored research under the Sponsored Research Agreement dated May 7, 2007, as amended, by and between Virdante and Rockefeller (the “Sponsored Research Agreement”).

In connection with the Strategic Process, I am pleased to report that Virdante is in discussions with Momenta Pharmaceuticals, Inc. (“Buyer”) regarding a possible transaction in which Buyer proposes to acquire certain assets of Virdante by means of an asset purchase agreement (the “Transaction”).  Subject to and upon the closing of the Transaction, Virdante would assign, and Buyer would assume, the License Agreement as well as the Non-Exclusive Research and Development Use License Agreement, dated February 10, 2010 by and between Virdante and Rockefeller and the Letter Agreement by and between Virdante and Rockefeller, dated November 29, 2011 (the “Ancillary Agreements”).

Subject to obtaining your consent and upon the closing of the Transaction, Virdante will assign to the Buyer all of Virdante’s rights under the License Agreement and Ancillary Agreements.  In addition, subject to obtaining your consent and upon the closing of the Transaction, the Buyer will assume all of Virdante’s obligations pursuant to the License Agreement and the Ancillary Agreements.

Accordingly, Virdante, Rockefeller and Buyer hereby agree to the terms and conditions set forth below:

1.                                      Buyer Representations:  Buyer represents to Rockefeller that it accepts the conditions to be legally bound by the License Agreement and the Ancillary Agreements upon the closing of the Transaction and to deliver to Rockefeller an updated Development Plan (as defined in the License Agreement) within forty-five (45) days after the closing date of the proposed Transaction.

2.                                      Rockefeller Consent:  Rockefeller hereby consents to the assignment of the License Agreement and the Ancillary Agreements to Buyer upon the closing date of the Transaction.

If Rockefeller agrees with these terms and conditions, please have Rockefeller sign this letter agreement and forward to my attention.

Thank you for your attention to this matter.

Very truly yours,

VIRDANTE PHARMACEUTICALS, INC.

By:	/s/ John W. Ripple
Name:	John W. Ripple
Title:	Chief Executive Office

ACKNOWLEDGED AND AGREED:

THE ROCKEFELLER UNIVERSITY

	By:	/s/ Kathleen A. Denis
	Name:	Kathleen A. Denis, Ph.D.
	Title:	Associate Vice President Technology Transfer

MOMENTA PHARMACEUTICALS, INC.
By:
Name:
Title:

Accordingly, Virdante, Rockefeller and Buyer hereby agree to the terms and conditions set forth below:

1.                                      Buyer Representations:  Buyer represents to Rockefeller that it accepts the conditions to be legally bound by the License Agreement and the Ancillary Agreements upon the closing of the Transaction and to deliver to Rockefeller an updated Development Plan (as defined in the License Agreement) within forty-five (45) days after the closing date of the proposed Transaction.

2.                                      Rockefeller Consent:  Rockefeller hereby consents to the assignment of the License Agreement and the Ancillary Agreements to Buyer upon the closing date of the Transaction.

If Rockefeller agrees with these terms and conditions, please have Rockefeller sign this letter agreement and forward to my attention.

Thank you for your attention to this matter.

Very truly yours,

VIRDANTE PHARMACEUTICALS, INC.

By:
Name:	John W. Ripple
Title:	Chief Executive Office

ACKNOWLEDGED AND AGREED:

THE ROCKEFELLER UNIVERSITY

	By:	/s/ Kathleen A. Denis
	Name:	Kathleen A. Denis, Ph.D.
	Title:	Associate Vice President Technology Transfer

MOMENTA PHARMACEUTICALS, INC.
By:
Name:
Title:

EXHIBIT D

LETTER AGREEMENT WITH THE ROCKEFELLER UNIVERSITY

VIRDANTE PHARMACEUTICALS, INC.
101 Main Street, Suite 1210
Cambridge, MA 02142

November 29, 2011

Via E-mail and Federal Express

Kathleen A Denis, Ph.D.
Associate Vice President
Office of Technology Transfer
The Rockefeller University
1230 York Avenue, Box 138
New York, NY 10065

RE:                          Letter Agreement RE License Agreement

Dear Kathleen:

As we discussed, in connection with (i) the Second Amended and Restated License Agreement effective May 7, 2010 by and between Virdante Pharmaceuticals, Inc. (“Virdante”) and The Rockefeller University (“Rockefeller”) (the “License Agreement”), and (ii) the Sponsored Research Agreement dated May 7, 2007, as amended, by and between Virdante and Rockefeller (the “Sponsored Research Agreement”), Virdante and Rockefeller hereby agree as follows:

1.                                      Updated Rockefeller Patent Rights.  In connection with the patents and patentapplications owned by Rockefeller that were added to the License Agreementunder the terms of the Sponsored Research Agreement, Virdante and Rockefeller acknowledge and agree that Exhibit A to the License Agreement is hereby replaced and superseded by the Exhibit A attached to this Letter Agreement effective as of the date of this Letter Agreement.

2.                                      Final Payment under Sponsored Research Agreement:  In August 2011, in connection with the Sponsored Research Agreement, Virdante paid the final one-time payment of $[**] to Rockefeller and Virdante’s payment obligations under the Sponsored Research Agreement have been satisfied in full.

3.                                      2011 Annual License Maintenance Fees.  In August 2011, Virdante paid the annual license fee of $[**] due on the fourth anniversary of the License

Agreement.  For avoidance of doubt, Virdante’s obligations under the License Agreement to pay annual license maintenance fees to Rockefeller on the fifth and six anniversaries and thereafter under Section 4.3 of the License Agreement shall remain in full force and effect.

4.                                      Misc.  Except as provided, herein the License Agreement shall remain in full force and effect. The License Agreement is in effect and in good standing and neither party is aware of any material breach of the License Agreement on the part of the other party as of the date of this Letter Agreement.

If Rockefeller agrees with these terms and conditions, please have Rockefeller sign this Letter Agreement and forward to my attention.

Thank you for your support of Virdante and your attention to this matter.

Very truly yours,

VIRDANTE PHARMACEUTICALS, INC.

By:	/s/ John W. Ripple
Name:	John W. Ripple
Title:	Chief Executive Office

ACKNOWLEDGED AND AGREED:

THE ROCKEFELLER UNIVERSITY

	By:	/s/ Kathleen A. Denis
	Name:	Kathleen A. Denis, Ph.D.
	Title:	Associate Vice President Technology Transfer

EXHIBIT A

ROCKEFELLER PATENT RIGHTS

1.                                      All patent rights represented by or issuing from the patents and patent applications set forth in the attached listing.

Case Number:	Country Name	Fox No:	Status	Application #:	Filing Date:	Patent #:	Issue Date:
Family 1
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Family 3
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Family 4

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Family 5
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Family 6
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Family 7
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Family 8
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EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT is made as of December 2, 2011, by and between MOMENTA PHARMACEUTICALS, INC., a Delaware corporation (the “Purchaser”), and VIRDANTE PHARMACEUTICALS, INC., a Delaware corporation (the “Seller”).  Capitalized terms used but not defined in this Assumption Agreement shall have the meanings given to them in the Purchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant and subject to the terms and conditions of that certain Asset Purchase Agreement of even date herewith by and between the Purchaser and the Seller (the “Purchase Agreement”), the Purchaser is agreeing to assume the Assumed Liabilities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject in all respects to the limitations set forth in Section 1.4 of the Purchase Agreement, the Purchaser hereby accepts the assignment of the Seller’s right, title, benefit, privileges and interest in and to the Assumed Liabilities and all of the Seller’s burdens, obligations and liabilities in connection with each of the Assumed Liabilities and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the liabilities of the Seller to be observed, performed, paid or discharged from and after the Closing in connection with the Assumed Liabilities..

Nothing contained in this Assumption Agreement shall be deemed to alter or amend the terms and provisions of the Purchase Agreement, and in the event of any conflict between the terms and provisions of this Assumption Agreement and the Purchase Agreement, the terms and provisions of the Purchase Agreement shall be deemed to govern and be controlling.

Nothing contained in this Assumption Agreement is intended to provide any right or remedy to any person or entity, other than the Seller and each third party to each Transferred Contract.  Notwithstanding the foregoing, for the avoidance of doubt, with respect to matters between the Purchaser and the Seller, the terms of the Purchase Agreement shall be deemed to govern and be controlling.

This Assumption Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the Commonwealth of Massachusetts (without giving effect to principles of conflicts of laws).

[Remainder of page intentionally left blank]

E-1

IN WITNESS WHEREOF, the parties have caused this Assumption Agreement to be executed and delivered as of the date first written above.

MOMENTA PHARMACEUTICALS, INC.,
a Delaware corporation

By:
Name:	Craig A. Wheeler
Title:	President and Chief Executive Officer

VIRDANTE PHARMACEUTICALS, INC.,
a Delaware corporation

By:
Name:	John W. Ripple
Title:	Chief Executive Officer

[Signature Page to Assumption Agreement]

E-2

EXHIBIT F

EARN-OUT

The following sets forth the various milestones (collectively, the “Milestones”) for the purposes of determining the Milestones Payments that may become payable pursuant to Section 1.3(b) of the Agreement.  The Purchaser shall use Commercially Reasonable Efforts to achieve such Milestones.

(a)           “Milestone #1A” means [**];

(b)           “Milestone #1B” means [**];

(c)           “Milestone #1C” means [**];

(d)           “Milestone #2A” means [**];

(e)           “Milestone #2B” means [**];

(f)            “Milestone #2C” means [**];

(g)           “Milestone #3A” means [**];

(h)           “Milestone #3B” means [**]; and

(i)            “Milestone #3C” means [**].

If a Milestone is attained prior to the end of its applicable Milestone Measuring Period, then within thirty (30) days following the attainment of a Milestone, the Purchaser shall deliver to the Seller a certificate (the “Milestone Compliance Certificate”) certifying the date of the satisfaction of the applicable Milestone and that the Seller is entitled to receive the applicable Milestone Payment within fifteen (15) days after such Milestone Compliance Certificate is sent by the Purchaser (the “Milestone Payment Date”). If a Milestone is not attained on or before the end of the applicable Milestone Measuring Period, then on or before the date that is thirty (30) days after the end of the applicable Milestone Measuring Period, the Purchaser shall deliver to the Seller a certificate certifying the Milestone(s) that have not occurred and that the Purchaser has complied with its obligations under this Agreement.

For purposes of the section above,

(a)           “Milestone Measuring Period” shall mean each of the anniversary dates of the Closing Date specified above by which an applicable Milestone must be achieved.

(b)           “[**] Product” shall mean [**].

(c)           “sIVIG Product” shall mean [**].

(d)           “Other Sialylated Product” shall mean [**].

(e)           “[**] Study” means [**].

(f)            “Valid Claim” means (i) a claim of an issued and unexpired patent included in or related to the Patent Rights transferred pursuant to this Agreement that (A) has not been rejected, revoked or held

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to be invalid or unenforceable by a court or other authority of competent jurisdiction, from which decision no appeal can be further taken, or (B) has not been finally abandoned, disclaimed or admitted to be invalid or unenforceable through reissue or disclaimer; or (ii) a claim included in or related to the Patent Rights transferred pursuant to this Agreement that has not been finally determined to be unallowable by the applicable governmental authority (from which no appeal is or can be taken).

For the avoidance of doubt, a [**] Product, sIVIG Product or Other Sialylated Product cannot achieve Milestone Payments in more than one Product category (e.g., an Initial Product, a Second Product and an Other Sialylated Product); such Milestone categories are mutually exclusive.

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EXHIBIT G

FORM OF PRESS RELEASE

Momenta Pharmaceuticals Acquires Assets From Virdante Pharmaceuticals

CAMBRIDGE, Mass., Dec. 5, 2011 (GLOBE NEWSWIRE) - Momenta Pharmaceuticals, Inc. (Nasdaq:MNTA), a biotechnology company specializing in the characterization and engineering of complex drugs, today announced that it has signed an agreement to acquire the Sialic Switch assets of Virdante Pharmaceuticals, Inc., including intellectual property and cell lines, relating to the sialylation of intravenous immunoglobulin (IVIG) and other proteins.  Momenta made an upfront payment of $4.5 million and may make additional contingent milestone payments, which, if all development and regulatory milestones are achieved, will total $51.5 million.

“Virdante’s Sialic Switch technology represents an exciting approach to potentially regulate anti-inflammatory activity of proteins,” said Ganesh Venkataraman, Ph.D., Chief Scientific Officer of Momenta Pharmaceuticals, Inc. “Sialylation complements our existing technology platform and we look forward to advancing this technology in development programs, including biobetters and novel products.”

Virdante, a venture-backed biotechnology company, was founded in 2008 to apply its Sialic Switch technology to develop novel therapeutic treatments for autoimmune and inflammatory disorders.  Virdante’s Sialic Switch technology is based on the principle of activating a novel anti-inflammatory pathway by specifically sialylating Fc-linked glycans of lgG antibodies.

About Momenta

Momenta Pharmaceuticals is a biotechnology company specializing in the detailed structural analysis of complex mixture drugs.  Momenta is applying its technology to the development of generic versions of complex drug products, as well as to the discovery and development of novel drugs.  Momenta was founded in 2001 based on technology initially developed at Massachusetts Institute of Technology and is headquartered in Cambridge, MA.

To receive additional information about Momenta, please visit the website at www.momentapharma.com, which does not form a part of this press release.  Our logo, trademarks, and service marks are the property of Momenta Pharmaceuticals, Inc.  All other trade names, trademarks, or service marks are property of their respective owners.

CONTACT:	Beverly Holley
Director, Investor Relations
bholley@momentapharma.com
617-395-5189
Source: Momenta Pharmaceuticals

News Provided by Acquire Media

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EXHIBIT H

FORM OF CONSENT OF [**]

VIRDANTE PHARMACEUTICALS, INC.

101 Main Street, Suite 1210

Cambridge, MA 02142

November 21, 2011

Via E-mail and Federal Express

[**]

RE:         Important Confidential Matter

Dear [**]:

In connection with the Small Scale Manufacturing Agreement (the “Agreement”) by and between [**] and Virdante Pharmaceuticals, Inc. (“Virdante”) effective June 22, 2011 (the “2011 Agreement”), Virdante is writing to provide information to [**] regarding an important confidential matter.  As you know, earlier this year, Virdante commenced efforts to seek a strategic acquirer or licensor (the “Strategic Process”).

In connection with the Strategic Process, I am pleased to report that Virdante is in discussions with Momenta Pharmaceuticals, Inc. or its affiliate(s) (the “Buyer”) regarding a possible transaction in which Buyer proposes to acquire all or substantially all of the assets of Virdante by means an asset purchase agreement (the “Transaction”).  As you may know, Buyer is a public pharmaceutical company that develops and/or commercializes therapeutic or diagnostic products for humans and has a significant market capitalization.  As a public company, Buyer’s public securities law filings are available at www.sec.gov.  Buyer’s corporate address and corporate web site are as follows:

Momenta Pharmaceuticals, Inc.

675 West Kendall Street

Cambridge, MA 02142

Website:  http://www.momentapharma.com

In connection with the Transaction, Buyer has indicated that Virdante would assign, and Buyer would assume, (i) the 2011 Agreement, (ii) Cell Line Development Services Agreement by and between Virdante and [**], dated March 31, 2010 (the “2010 Agreement”) and (iii) the Termination Agreement by and between Virdante and [**] dated June 22, 2011 (the “Termination Agreement”) and together with the 2011 Agreement and the 2010 Agreement, (the “Agreements”).  Accordingly, Virdante is writing to provide notice to [**] of the proposed

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assignment and seeks [**] consent in connection with the assignment of the Agreements to Buyer.

Virdante would ask [**] to formally consent in writing to the proposed assignment by Virdante, and proposed assumption, of the Agreements in connection with the Transaction.  Such assignment would (i) enter into force as soon as Virdante or Momenta notifies [**] that the Transaction has taken place, and if such notification is not received by [**] by December 31, 2011, the consent from [**] as expressed through the signature below shall be void, and (ii) even after such assignment, Virdante shall, in addition to Momenta, still have towards [**] all obligations on confidentiality, non use of material and information and granting rights in inventions and in know-how, as agreed in the Agreements.  If [**]agrees with these terms and conditions, please have [**] sign this Letter Agreement and forward to my attention.

Thank you for your support of Virdante and your attention to this matter.

Very truly yours,

VIRDANTE PHARMACEUTICALS, INC.

By:	/s/ John W. Ripple
Name:	John W. Ripple
Title:	Chief Executive Officer

ACKNOWLEDGED AND AGREED:

By:	[**]
Name:	[**]
Title:	CEO

By:	[**]
Name:	[**]
Title:	Financial Manager

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EXHIBIT I

FORM OF WAIVER AND RELEASE

December     , 2011

Momenta Pharmaceuticals, Inc.

675 W. Kendall St.

Cambridge, MA 02142

Ladies and Gentlemen:

Reference is made to that certain Asset Purchase Agreement dated as of December     , 2011 (the “Asset Purchase Agreement), by and between Momenta Pharmaceuticals, Inc., a Delaware corporation (“Purchaser”) and Virdante Pharmaceuticals, Inc., a Delaware corporation (the “Company”), pursuant to which Purchaser will acquire substantially all of the assets of the Company (the “Transaction”).  As has been relayed to the undersigned, the Purchaser does not intend to assume the Company’s contract with and obligations to the undersigned in connection with the Transaction.

To induce the Purchaser to execute the Asset Purchase Agreement and to consummate the Transaction contemplated thereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, in his individual capacity, intending to be legally bound, hereby covenants and agrees as follows:

1.             Acknowledgement.  The undersigned participated in the negotiation of Transaction and is fully aware of all of the details of the Transaction.

2.             Waiver.  The undersigned hereby agrees not to assert against and waives any all Claims against the Purchaser that it may have, whether at law or in equity and regardless of the legal theory upon which such Claim may be based (including without limitation based upon any theory of successor liability or based upon any claim of fraudulent transfer or any other Claim alleging that the consideration paid in connection with the consummation of the Transaction is insufficient for any reason), for any failure on the part of the Company to honor any of the obligations that the Company may have (as a debtor or otherwise) to the undersigned.

3.             Release.  The undersigned hereby irrevocably, unconditionally and completely releases, acquits and forever discharges each of the Releasees (as defined below) from any Claim (as defined below), and hereby irrevocably, unconditionally and completely waives and relinquishes each and every Claim that the undersigned may have had in the past, may now have or may have in the future against any of the Releasees, relating to any written or oral agreements or arrangements by and between the undersigned and the Company occurring, existing or entered into at any time up to and including the date of this letter agreement.

4.             For purposes of this Agreement:

(a)           the term “Releasees” means: (i) the Purchaser; (ii) each affiliate of the Purchaser; and (iii) the successors and past, present and future assigns, directors, officers, agents,

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attorneys and representatives of the respective entities identified or otherwise referred to in clauses (i) through (ii) of this clause (a); and

(b)           the term “Claim” means all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including, without limitation: (i) any unknown, unsuspected or undisclosed claim; and (ii) any claim or right that may be asserted or exercised by the undersigned.

5.             Miscellaneous.  This Setter agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

Name:
Address:

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SCHEDULE 1.1(a)

TRANSFERRED IP

1.                                      The patents and patent applications set forth in Appendix 1.1(a) attached hereto are hereby incorporated by reference into this Schedule 1.1(a).

APPENDIX 1.1(a)

LIST OF PATENTS

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SCHEDULE 1.1(b)

TRANSFERRED TANGIBLE ASSETS

1.                                      The tangible personal property set forth in Appendix 1.1(b) attached hereto is hereby incorporated by reference into this Schedule 1.1(b).

APPENDIX 1.1(b)

LISTING OF TANGIBLE ASSETS*

Samples	Relevant Agreement	Status	Visually inspected by Purchaser —	Lot #	Total derived from excel inventory		Temp	Physical count	Location (MASY Box location)
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SCHEDULE 1.1(c)

TRANSFERRED CONTRACTS

[**]

SCHEDULE 1.1(e)

TRANSFERRED RECORDS

1.                                      A list of the Contact Information (including email and telephone number) for the principal contacts associated with such Transferred Contracts, which list shall be delivered to the Purchaser on the Closing Date.

2.                                      The Seller’s Laboratory Notebooks, which shall be delivered to the Purchaser on the Closing Date.

3.                                      The Seller’s results of experiments that have been scanned and added to an external hard drive, which shall be delivered to the Purchaser within five (5) business days after the Closing Date.

4.                                      The Seller’s electronic documents that were included in the Seller’s Virtual Data Room that were made available to the Purchaser shall be added to the Momenta External Storage Devices (as defined below), which shall be delivered to the Purchaser within five (5) business days after the later of (i) the Closing Date or (ii) the date Purchaser provides the Momenta External Storage Devices to Seller.

5.                                      All presentations to the Seller’s board of directors related to the Transferred IP, business and product plans, and market studies in the 12 months prior to the Closing Date shall be added to the Momenta External Storage Devices, which shall be delivered to the Purchaser within ten (10) business days after the later of (i) the Closing Date or (ii) the date Purchaser provides the Momenta External Storage Devices to Seller.

6.                                      Representative examples of presentations by the Seller to investors or prospective investors related to the Transferred IP, business and product plans, and market studies in the 12 months prior to the Closing Date shall be added to the Momenta External Storage Devices, which shall be delivered to the Purchaser within ten (10) business days after the later of (i) the Closing Date or (ii) the date Purchaser provides the Momenta External Storage Devices to Seller.

For purposes of this Schedule 1.1(e) to the Agreement, the term “Momenta External Storage Devices” shall mean an external hard drive (or drives) and/or network attached storage device(s) of sufficient data storage size to hold all of the above-mentioned electronic documents referenced in this Schedule 1.1(e) to the Agreement.  Purchaser acknowledges and agrees to the following:

1.                                      Purchaser shall furnish and provide to Seller the Momenta External Storage Devices for the purpose of transferring the above-mentioned electronic documents included in the Transferred Records (and such timelines referenced above will begin on the date of such delivery);

2.                                      Purchaser, if requested by Seller, shall provide reasonable information technology assistance and consulting (only during normal business hours) in connection with the transfer, duplication and storage of such electronic documents (if requested by Seller, including on-site or telephonic assistance (only during normal business hours) in such process and procedures); and

3.                                      Purchaser shall arrange for both the delivery and pickup of such Momenta External Storage Devices once the above—mentioned electronic documents included in the Transferred Records have been transferred to such Momenta External Storage Device.

SCHEDULE 1.6

ALLOCATION SCHEDULE

Asset	Fair Value

Rockefeller License Agreement	$	[**]
IP/know-how and scientific notebooks	$	[**]
Physical Inventory of sialylation enzyme, IVIG, [**] cell lines	$	[**]

Fair Value of Intangible Assets	$	[**]

Note: The contingent consideration (milestones) is not included as part of the purchase price allocation.

SCHEDULE 4.4

DISPUTE RESOLUTION

1.                                      If any Indemnitee has incurred or suffered or claims to have incurred or suffered, or believes that it may incur or suffer, Damages for which it is or may be entitled to be held harmless, indemnified, compensated or reimbursed under Section 4 of the Agreement or for which it is or may be entitled to a monetary remedy (such as in the case of a claim based on intentional misrepresentation  or fraud), such Indemnitee may deliver a notice of claim (a “Notice of Claim”) to the Seller or the Purchaser (each, an “Indemnitor”).  Each Notice of Claim shall: (a) state that such Indemnitee believes that such Indemnitee is or may be entitled to indemnification, compensation or reimbursement under Section 4 of the Agreement or is or may otherwise be entitled to a monetary remedy; (b) contain a brief description of the circumstances supporting such Indemnitee’s belief that such Indemnitee is so entitled to indemnification, compensation or reimbursement or is or may otherwise be entitled to a monetary remedy; and (c) if practicable, contain a good faith, non-binding, preliminary estimate of the aggregate dollar amount of actual and potential Damages that have arisen and may arise as a result of such circumstances (the aggregate amount of such estimate, as it may be modified by such Indemnitee in good faith from time to time, being referred to as the “Claimed Amount”).

2.                                      During the 30-day period commencing upon delivery by an Indemnitee to the Indemnitor of a Notice of Claim (the “Dispute Period”), the Indemnitor may deliver to the Indemnitee who delivered the Notice of Claim a written response (the “Response Notice”) in which the Indemnitor: (a) agrees that the full Claimed Amount is owed to the Indemnitee; (b) agrees that part, but not all, of the Claimed Amount (the “Agreed Amount”) is owed to the Indemnitee; or (c) indicates that no part of the Claimed Amount is owed to the Indemnitee.  If the Response Notice is delivered in accordance with clause “(b)” or “(c)” of the preceding sentence, the Response Notice shall also contain a brief description of the facts and circumstances supporting the Indemnitor’s claim that only a portion or no part of the Claimed Amount is owed to the Indemnitee, as the case may be. Any part of the Claimed Amount that is not agreed to be owed to the Indemnitee pursuant to the Response Notice (or the entire Claimed Amount, if the Indemnitor asserts in the Response Notice that no part of the Claimed Amount is owed to the Indemnitee) being referred to as the “Contested Amount” (it being understood that the Contested Amount shall be modified from time to time to reflect any good faith modifications by the Indemnitee to the Claimed Amount).  If a Response Notice is not received by the Indemnitee prior to the expiration of the Dispute Period, then the Indemnitor shall be conclusively deemed to have agreed that the full Claimed Amount is owed to the Indemnitee.

3.                                      In the case where the Seller is the Indemnitor, if: (a) the Indemnitor delivers a Response Notice to the Indemnitee agreeing that the full Claimed Amount is owed to the Indemnitee; or (b) the Indemnitor does not deliver a Response Notice during the Dispute Period, then, the Claimed Amount shall be deducted from the Milestone Payments (when and if such amounts become due and payable pursuant to Section 1.3).

4.                                      In the case where the Seller is the Indemnitor, if the Indemnitor delivers a Response Notice to the Indemnitee during the Dispute Period agreeing that less than the full Claimed Amount is owed to the Indemnitee, then, the portion of the Claimed Amount which is not the Contested Amount shall be deducted from the Milestone Payments (when and if such amounts become due and payable pursuant to Section 1.3).

5.                                      If the Indemnitor delivers a Response Notice to the Indemnitee during the Dispute Period indicating that there is a Contested Amount, the Indemnitor and the Indemnitee shall attempt in good faith to resolve the dispute related to the Contested Amount.  If the Indemnitee and the Indemnitor resolve such dispute, then their resolution of such dispute shall be binding on the Indemnitor and such Indemnitee and a settlement agreement stipulating the amount owed to the Indemnitee (the “Stipulated Amount”) shall be signed by the Indemnitee and the Indemnitor and, in the case where the Seller is the Indemnitor, the Stipulated Amount shall be deducted from the Milestone Payments (when and if such amounts become due and payable pursuant to Section 1.3).

6.                                      If the Indemnitor and the Indemnitee are unable to resolve the dispute relating to any Contested Amount during the 30-day period commencing upon the delivery of the Response Notice to the Indemnitee, then either the Indemnitee or the Indemnitor may submit the claim described in the Notice of Claim to the federal or state court in the County of Suffolk in the Commonwealth of Massachusetts as provided for in Section 6.6 of the Agreement. The court’s authority shall be confined to deciding:  (a) whether the Indemnitee is entitled to recover the Contested Amount (or a portion thereof), and the portion of the Contested Amount the Indemnitee is entitled to recover; and (b) the non-prevailing party in the Proceeding. The final decision of the court shall include the dollar amount of the award to the Indemnitee, if any (the “Award Amount”), shall be furnished to the Indemnitor and the Indemnitee in writing and shall constitute a conclusive determination of the issue(s) in question, binding upon the Indemnitor and the Indemnitee (the “Resolved Amount”).  The non-prevailing party in any such Proceeding shall pay the reasonable expenses (including reasonable attorneys’ fees) of the prevailing party, and the fees and expenses associated with the Proceeding.  If an Indemnitee is found to be the prevailing party in any such Proceeding, the amount of the reasonable fees and expenses of such Indemnitee payable by the non-prevailing party pursuant to the immediately preceding sentence shall be added to the Award Amount. The non-prevailing party shall be determined solely by the court.  If a Contested Amount is finally resolved, then, within 10 days after the final resolution of such Contested Amount, the Resolved Amount shall be deducted from the Milestone Payments (when and if such amounts become due and payable pursuant to Section 1.3) and the Purchaser shall pay to the Seller the sum of:  the amount, if any, equal to (a) the  remaining Milestone Payments (due and payable pursuant to Section 1.3); minus (b) the aggregate amount of the Claimed Amounts and Contested Amounts associated with all remaining Unresolved Claims.

8.                                      In the case where the Seller is the Indemnitor, pending resolution of a Contested Amount in accordance with the foregoing procedures, the Purchaser shall be entitled to temporarily withhold the amount of such Contested Amount from any Milestone Payments. If within 180 days of the applicable Response Notice such Contested Amount has not been resolved and the Purchaser has not filed a court claim with respect to such Contested Amount in accordance with the foregoing paragraph 6 above, then such Contested Amount shall no longer be deemed a Contested Amount, and the Purchaser shall pay to the Seller such Contested Amount withheld from any Milestone Payments (when and if such amounts become due and payable pursuant to Section 1.3).

ii

LIST OF SCHEDULES:
Schedule 1.1(a)	–	Transferred IP
Schedule 1.1(b)	–	Transferred Tangible Assets
Schedule 1.1(c)	–	Transferred Contracts
Schedule 1.1(e)	–	Transferred Records
Schedule 1.6	–	Allocation Schedule
Schedule 4.4	–	Dispute Resolution

LIST OF EXHIBITS:
Exhibit A	–	Certain Definitions
Exhibit B	–	Form of Bill of Sale and Assignment Agreement
Exhibit C	–	Consent of The Rockefeller University
Exhibit D	–	Letter Agreement from The Rockefeller University
Exhibit E	–	Form of Assignment and Assumption Agreement
Exhibit F	–	Earn-Out
Exhibit G	–	Form of Press Release
Exhibit H	–	Consent of [**]
Exhibit I	–	Form of Waiver and Release